                                                                    EXHIBIT 10.5

                                     LEASE

STATE OF VIRGINIA

COUNTY OF CAMPBELL

TOWN OF ALTAVISTA

     THIS LEASE, made this 20th day of March, 1996, between E. R. ENGLISH, SR. (Lessor), and BGF INDUSTRIES, INC. (Lessee);

                                  WITNESSETH:

     That for and in consideration of the agreements and covenants hereinafter mentioned, the Lessor does hereby demise and lease unto the Lessee a certain building lying and being in Campbell County, Virginia and more particularly described as follows:

     A steel building of approximately 101,000 square feet located at 1523 East Main Street, Altavista, Virginia 24517.

     TO HAVE AND TO HOLD the same with all privileges and appurtenances thereunto belonging unto the Lessee, for the term hereinafter specified upon the following terms and conditions:

     1. The term of this lease shall begin on March 20, 1996 and shall continue for three (3) years terminating on the 19th day of March, 1999.

     Following the expiration of this three (3) year lease term, Lessee shall have the option to renew this lease for an additional three (3) years (either one (1) three (3) year term or three (3) one (1) year terms) at rates to be negotiated.

     Except for the rental, the renewals shall be upon the same terms and conditions as are set forth herein. The Lessee is to notify the Lessor in writing twelve (12) months prior to the renewal date if the lease is to be extended or terminated.

     2. The Lessor reserves and the Lessee agrees to pay for and during the term of this lease as follows:

          1st year   $12,500.00/month

          2nd year   $13,300.00/month

          3rd year   $14,200.00/month
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     3.  The Lessor at his own cost and expense shall maintain the building on the premises herein leased in proper condition and repair, but the Lessee shall at its own cost and expense attend to any minor and incidental internal repairs which are usually and customarily paid for by the Lessee. The Lessee will be responsible for repairs to the building resulting from damage by Lessee's employees or equipment except for that which occurs through normal wear and tear.

     4. During the term of this lease the Lessor shall pay all property taxes and assessments imposed on the demised premises by any lawful authority. The Lessee shall pay for all electric current, lights, gas and water used by Lessee while in possession of said premises.

     5. It is understood and agreed that the responsibility and cost of insuring the building and the premises hereby demised against fire or other casualty shall be borne by the Lessor. In case of damages to the premises occasioned during this term by fire or other unavoidable casualty, and such damage does not render the same unfit for use, the Lessor shall promptly repair the same. In case said premises, during said term, shall be destroyed or damaged by fire or other unavoidable casualty so that the same shall be unfit for use or substantially destroyed, then said rent or a proportionate part thereof shall be abated until said premise shall have been put in proper repair by the Lessor, or this lease shall, upon the happening of such event, be terminated at the election of either of the parties hereto. This clause shall cover with like provisions the condemnation and/or destruction of the property ordered by the properly constituted authorities of the State, County, City or National government.

     Lessor is not responsible for water damages to Lessee's goods resulting from sprinkler leaking or malfunction.

     6. The Lessor warrants and agrees that the Lessee shall enjoy said premises during the said term free from the adverse claim of any person. The Lessee agrees to make no unlawful or offensive use of the premises and to deliver up the same at the end of the term hereby demised or upon the earlier termination of this lease, as herein provided, in substantially as good order and condition as same are now in, ordinary wear and tear, fire, and other unavoidable casualties expected, and subject to the responsibility herein fixed for the making of repairs.

     7. The Lessee shall have the right to assign the lease or sublet the premises herein demised, but such assignment or subletting shall in no way relieve the Lessee from the obligation to pay the rental herein provided and to do and perform all other things agreed to be done by Lessee unless the Lessor herein shall in writing release the Lessee from such obligations.

     8. Lessee shall have the right to make alterations to the demised premises as are necessitated by its business needs, provided, however, that the Lessor shall have the

                                      -2-
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right to require the Lessee to restore the premises to their original conditions, less reasonable wear and tear, upon the termination of this lease.

     9. The Lessee shall have the right, upon the termination of the lease term or any renewal thereof, to remove all trade fixtures, machinery and equipment and installations which the Lessee may have upon the demised premises, except that the Lessee shall repair any damage to the demised premises which may be caused by such removal.

     10. All communications to the Lessor may be addressed to

               E. R. English, Jr., P.O.A.
               1522 Main Street
               Altavista, Virginia  24517

     11. All communications to the Lessee may be addressed to:

               BGF Industries, Inc.
               401 Amherst Avenue
               Altavista, Virginia  24517

               Attention:  Quintus Wade

     IN WITNESS WHEREOF, the parties have caused this lease to be executed in their corporate names by their corporate. officers thereunto duly authorized this the day and year first above written.


                                   By:  /s/ E.R. English Sr. P.O.A.
                                         by E.R. English Sr. P.O.A.
                                        --------------------------


ATTEST:

/s/ Dolly J. Peak     3/20/96
-----------------

                                   BGF INDUSTRIES, INC.


                                   BY:  /s/ Herman Rogers
                                        -----------------

ATTEST:

/s/ Quintus Wade
----------------

cc:  N. Ross 3/25/96
     J. Woodford 5/7/96

BGF INDUSTRIES, INC.

February 24, 1998

Mr. E. R. English, Jr.
1522 Main Street
Altavista, VA  24517

Dear Ralph:

Under the terms of the lease on the English Warehouse, located at 1523 East Main Street, we are notifying you in writing twelve (12) months prior to the renewal date of March 20, 1999, of our intentions to extend the lease.

Best regards,

/s/ Quintus Wade

Quintus Wade
Administrative Manager

ss

cc:  Herman Rogers-BGF



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